                         NOTICE OF GUARANTEED DELIVERY

                      TO TENDER OF SHARES OF COMMON STOCK

                                       OF

                         MICROWAVE POWER DEVICES, INC.

                                       TO

                         ERICSSON MPD ACQUISITION CORP.

                      A WHOLLY OWNED DIRECT SUBSIDIARY OF

                                 ERICSSON INC.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
   NEW YORK TIME, ON FRIDAY, NOVEMBER 17, 2000, UNLESS THE OFFER IS EXTENDED.

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, par value $0.01 per share (the "Shares") of Microwave Power Devices, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"), on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram telex or facsimile transmission to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    [ChaseMellon Shareholder Services Logo]

                           By Facsimile Transmission
                       (for Eligible Institutions only):
                                 (201) 296-4293

                             Confirm by Telephone:
                                 (201) 296-4860

           By Mail:                  By Overnight Courier:                 By Hand:
   Reorganization Department       Reorganization Department       Reorganization Department
     Post Office Box 3301             85 Challenger Road                 120 Broadway,
  South Hackensack, NJ 07606           Mail Drop-Reorg.                   13th Floor
                                   Ridgefield Park, NJ 07660          New York, NY 10271

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN
       AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID
         DELIVERY. THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Ericsson MPD Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Ericsson Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 20, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchaser and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

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   Number of Shares:

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   Certificate Nos. (If Available):

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   Check this box if Shares will be delivered by book-entry transfer:

   [ ] The Depository Trust Company

   Account No.
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   Date:                , 2000
         ---------------------------

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   Name(s) of Holders:

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   ------------------------------------------------------
                             (PLEASE TYPE OR PRINT)

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   ------------------------------------------------------
                                    ADDRESS

   ------------------------------------------------------
                                    ZIP CODE

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                      DAYTIME AREA CODE AND TELEPHONE NO.

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                           SIGNATURE(S) OF HOLDER(S)

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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17 Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three Nasdaq (as defined in the Offer to Purchase) trading days after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

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NAME OF FIRM

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AUTHORIZED SIGNATURE

NAME:
     ----------------------------------------------
                              PLEASE TYPE OR PRINT

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TITLE

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ADDRESS                                                                 ZIP CODE

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AREA CODE AND TELEPHONE NO.

                       DO NOT SEND CERTIFICATES WITH THIS
                         NOTICE OF GUARANTEED DELIVERY.

                     CERTIFICATES SHOULD BE SENT WITH YOUR
                             LETTER OF TRANSMITTAL.

                                                        Dated:            , 2000

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